EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT II

                                  BY AND AMONG

                    SECURITY FIRST TECHNOLOGIES CORPORATION,


                          THE INDIVIDUALS AND ENTITIES
                           WHO ARE SIGNATORIES HERETO

                                       AND

                                 FICS GROUP N.V.






                         DATED AS OF SEPTEMBER 21, 1999


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                                TABLE OF CONTENTS

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                                                                                                 Page
                                                                                                 ----

SECTION 1.        PURCHASE AND SALE OF THE SHARES....................................................1
      1.1      Sale and Issuance of the Initial Shares...............................................1
      1.2      Stock Purchase........................................................................2
      1.3      First Closing.........................................................................2
      1.4      Second Closing........................................................................3
      1.5      Third Closing.........................................................................3
SECTION 2.        STOCK OPTIONS......................................................................3
      2.1      Successor Options.....................................................................3
      2.2      Additional Options....................................................................4
SECTION 3.        REPRESENTATIONS AND WARRANTIES OF S1...............................................4
      3.1      Corporate Organization................................................................4
      3.2      Capitalization........................................................................5
      3.3      Authority; No Violation...............................................................6
      3.4      Consents and Approvals................................................................7
      3.5      Financial Statements; Exchange Act Filings; Books and Records.........................7
      3.6      Broker's Fees.........................................................................8
      3.7      Absence of Certain Changes or Events..................................................8
      3.8      Legal Proceedings.....................................................................8
      3.9      Taxes and Tax Returns.................................................................9
      3.10     Employee Plans........................................................................10
      3.11     Certain Contracts.....................................................................12
      3.12     Environmental Matters.................................................................13
      3.13     Properties and Assets.................................................................14
      3.14     Insurance.............................................................................15
      3.15     Compliance with Applicable Laws.......................................................15
      3.16     S1 Information........................................................................15
      3.17     Intellectual Property.................................................................15
SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASERS.......................................18
      4.1      Organization of Purchasers............................................................18
      4.2      Authorization of Transaction..........................................................18
      4.3      Non-Contravention.....................................................................19
      4.4      Broker's Fees.........................................................................20
      4.5      Adequate Resources....................................................................20
      4.6      No Legal, Tax or Investment Advice....................................................20
      4.7      Status of Purchasers..................................................................20

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
SECTION 5.        ADDITIONAL AGREEMENTS..............................................................20
      5.1      Lock-up Covenant......................................................................20
      5.2      S1 Board of Directors.................................................................21
      5.3      Compliance with Antitrust Laws........................................................21
      5.4      Regulatory Matters....................................................................22
      5.5      Stockholder Meeting...................................................................23
      5.6      Legal Conditions......................................................................24
      5.7      Stock Exchange Listing................................................................24
      5.8      Registration of S1 Common Stock.......................................................24
      5.9      Resale of Akkermans'S1 Common Stock...................................................25
      5.10     Registration Proceedings..............................................................25
      5.11     Conduct of S1's Business..............................................................29
      5.12     Advice of Changes.....................................................................29
      5.13     Joinder of Additional Purchasers......................................................30
SECTION 6.        CONDITIONS TO FIRST CLOSING........................................................30
      6.1      Conditions to Obligations of All Parties..............................................30
      6.2      Conditions to the Obligations of Purchasers...........................................30
      6.3      Conditions to Obligations of S1.......................................................31
SECTION 7.        CLOSINGS...........................................................................32
      7.1      Deliveries by S1......................................................................32
      7.2      Deliveries by Purchasers..............................................................33
SECTION 8.        LEGEND.............................................................................34
      8.1      Endorsement...........................................................................34
      8.2      Removal of Legend.....................................................................35
SECTION 9.        TERMINATION........................................................................36
      9.1      Mutual Consent........................................................................36
      9.2      Other Termination.....................................................................36
      9.3      Effect of Termination.................................................................37
SECTION 10.       MISCELLANEOUS......................................................................37
      10.1     Additional Actions and Documents......................................................37
      10.2     Expenses..............................................................................37
      10.3     Notices...............................................................................37
      10.4     Waiver.39
      10.5     Binding Effect........................................................................39
      10.6     Entire Agreement; Amendment...........................................................39
      10.7     Severability..........................................................................39
      10.8     Headings..............................................................................39
      10.9     Governing Law.........................................................................40
      10.10    Signature in Counterparts.............................................................40
      10.11    No Third Party Beneficiaries..........................................................40
      10.12    Assignability.........................................................................40
      10.13    Parties Not Partners..................................................................41

                                                     -ii-
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
      10.14    Non-Survival of Representations and Warranties........................................41
      10.15    Certain Definitions...................................................................41

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
                           STOCK PURCHASE AGREEMENT II

                  This Stock Purchase Agreement II (this "Agreement"), dated as of the 21st day of September, 1999, is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), the individuals and entities who are signatories hereto, and as may be joined by other individuals and entities from time to time, (each, a "Purchaser" and collectively, "Purchasers") and FICS Group N.V., a Belgian corporation ("FICS") (for the limited purposes set forth in Section 5 and Section 6.3(b) hereof).

                  WHEREAS, the parties hereto and other individuals had previously entered into that certain Stock Purchase Agreement, dated as of May 16, 1999, by and among S1, the individuals identified on Schedule 1 thereto (the "Former Purchasers"), and FICS for the limited purposes stated therein (the "Former Agreement");

                  WHEREAS, pursuant to Section 9.1 of the Former Agreement the parties thereto have terminated the Former Agreement as confirmed by that certain letter agreement from S1 to the Former Purchasers and FICS, dated as of even date herewith;

                  WHEREAS, the Board of Directors of S1 and each Purchaser have determined that it is in their best interests, or in the best interests of their respective companies and stockholders, as the case may be, to complete the transaction described in this Agreement whereby S1 will sell and issue to each Purchaser, and each Purchaser will subscribe for and acquire, a number of shares of S1's common stock, par value $0.01 per share ("S1 Common Stock") and a number of options to purchase shares of S1 Common Stock, as described below.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:


SECTION 1.          PURCHASE AND SALE OF THE SHARES.
                    --------------------------------

         1.1      SALE AND ISSUANCE OF THE INITIAL SHARES.
                  ----------------------------------------

                  1.1(a) At the First Closing (as defined at Section 1.3 hereof) and subject to the terms and conditions of this Agreement, each Purchaser hereby subscribes for, and agrees to purchase the "Initial Shares" for aggregate consideration (the "Initial Share Consideration") equal to the product of (i) $35.75 multiplied by (ii) the number of Initial Shares (after adjustment for any stock splits, combinations or dividends or distributions in such common stock between the date of this Agreement and the date immediately prior to the First Closing). As to each Purchaser, "Initial Shares" shall mean 10,000,000 multiplied by the percentage (the "Purchaser Ratio") set forth across from each Purchaser's name on Schedule 1 hereto. S1 agrees to sell and issue the Initial Shares to the Purchasers at the First Closing for the Initial Share Consideration subject to the terms of this Agreement.

                  1.1(b). The Initial Share Consideration shall be payable in cash, a bill of exchange issued by S1 Holdings or in any other form reasonably acceptable to S1.

1.2      STOCK PURCHASE.
         ---------------

                  1.2(a) Upon the Second Closing, the Purchasers shall purchase from S1 and S1 agrees to sell to the Purchasers that number of shares of S1 Common Stock equal to (i) the "2000 Earn-out Payment" (as such term is defined in that certain Share Purchase Agreement II, dated of even date herewith, by and among S1 Europe Holdings N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) and a subsidiary of S1, the Purchasers, and for the limited purposes stated therein, S1 and FICS (the "Holdings Purchase Agreement")), divided by
(ii) $35.75 (the "2000 Shares").

                  1.2(b) Upon the Third Closing, the Purchasers shall purchase from S1 and S1 agrees to sell to the Purchasers that number of shares of S1 Common Stock equal to (i) the "2001 Earn-out Payment" (as such term is defined in the Holdings Purchase Agreement), divided by (ii) $35.75 (the "2001 Shares").

                  1.2(c) In the event S1 should split or combine the S1 Common Stock, or pay any dividend or other distribution on all of its common stock in such common stock, then the dollar amount set forth in clause (ii) in each of paragraphs 1.2(a) and (b) above shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

1.3      FIRST CLOSING.
         --------------

                  1.3(a). The First Closing shall take place concurrently with the closing of the "Transaction," as defined in the Holdings Purchase Agreement.

                  1.3(b). On the date of the First Closing (the "First Closing Date"), the First Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

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1.4      SECOND CLOSING.
         ---------------

                  1.4(a). The Second Closing shall take place concurrently with the "Second Payment Date" as defined in the Holdings Purchase Agreement.

                  1.4(b). On the date of the Second Closing (the "Second Closing Date"), the Second Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

1.5      THIRD CLOSING.
         --------------

                  1.5(a). The Third Closing shall take place concurrently with the "Third Payment Date" as defined in the Holdings Purchase Agreement.

                  1.5(b). On the date of the Third Closing (the "Third Closing Date"), the Third Closing shall take place at 10:00 a.m., Washington, D.C. time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, or at such other time and place as the parties shall mutually agree.

SECTION 2.        STOCK OPTIONS.
                  --------------

         2.1      SUCCESSOR OPTIONS.
                  ------------------

                  Upon the First Closing, S1 shall offer in exchange for each option (a "FICS Option") which is outstanding and unexercised immediately prior thereto, and granted by FICS under the 1998 Stock Plan of FICS Group Holdings, Inc., a Delaware corporation ("FICS Holdings") (the "FICS Stock Plan"), or otherwise, an option to purchase shares of S1 Common Stock (each, a "Successor Option") in an amount and at an exercise price determined as provided below:

                    (1) The number of Successor Options to be granted shall be equal to (a) 98.905896 (the "Conversion Number") multiplied by (b) the number of shares of FICS Holdings subject to FICS Options; provided that such Conversion Number shall be adjusted for any stock splits, combinations or dividends or distributions of the S1 Common Stock between the date hereof and the First Closing; and

                     (2) The exercise price for each of the Successor Options shall be equal to the exercise price per share of FICS Subsidiary Stock under the option immediately before the First Closing divided by the Conversion Number, provided that such exercise price shall be rounded down to the nearest cent.

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The  parties  hereto  understand  that the  number of shares of S1 Common  Stock
subject  to  Successor   Options  and  the  price   thereof  shall  be  adjusted
appropriately for any stock splits, combinations or dividends or distributions in the FICS capital stock, as of the date hereof. The duration and other terms of the Successor Options immediately after the First Closing shall be the same as the corresponding terms of the FICS Options in effect immediately before the First Closing, except that all references to FICS in the FICS Stock Plan (and the corresponding references in the option agreement documenting such FICS Option) shall be deemed to be references to S1.

         2.2      ADDITIONAL OPTIONS.
                  -------------------

                  Upon the First Closing, or as soon as possible thereafter, S1 shall grant a number of options to purchase shares of S1 Common Stock (each, an "Additional Option") to such individuals as designated by Michel Akkermans ("Akkermans") in consultation with S1. The aggregate number of such grants shall not exceed (a) 4,000,000 (after adjustment for any stock splits, combinations or dividends or distributions in the S1 Common Stock between the date of this Agreement and the First Closing) minus (b) the number of Successor Options to be granted pursuant to Section 2.1 hereof. Each Additional Option shall have an exercise price not less than the stock price, as quoted on the Nasdaq Stock Market or such other national exchange on which the S1 Common Stock is then traded, of a share of S1 Common Stock at the close of business on the last business day prior to the date of such grant.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF S1.
                  -------------------------------------

                  S1 hereby makes the following representations and warranties to each Purchaser as set forth in this Section 3, each of which is being relied upon by each Purchaser as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below and thereby required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."

         3.1      CORPORATE ORGANIZATION.
                  -----------------------

                  (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and

Amended and Restated Bylaws of S1, copies of which have previously been made available to the Purchasers, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at Section 3.1(b) of the S1 Disclosure Schedule. Except as set forth at Section 3.1(b) of the S1 Disclosure Schedule, each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter and other corporate governance documents of each S1 Subsidiary, copies of which have previously been delivered to the Purchasers, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         3.2      CAPITALIZATION.

                  (a) The authorized capital stock of S1 consists of (i) 350,000,000 shares S1 Common Stock, of which 27,674,239 shares were outstanding at August 31, 1999 and (ii) 25,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,064 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred
Stock." At August 30, 1999, 391,450 shares of Series A Convertible Preferred Stock, 749,064 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 13,953,024 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options to purchase 8,960,912 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the Initial Shares will be duly authorized and validly issued, and fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at Section 3.2(a) of the S1 Disclosure Schedule.

                  (b) S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         3.3      AUTHORITY; NO VIOLATION.

                  (a) S1 has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. Except for the approval of the S1 Issuance as contemplated by this Agreement by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by FICS and each of the Purchasers) will constitute a valid and binding obligation of S1, enforceable against S1 in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by S1, nor the consummation by S1 of the transactions contemplated hereby, nor compliance by S1 with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any Laws (as defined below) applicable to S1 or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 is or will be, as the case may be, a party, or by which S1 or any of its properties or assets may be bound or affected.

         3.4      CONSENTS AND APPROVALS.

                  No consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by S1 of this Agreement, and (2) the consummation by S1 of the S1 Issuance and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect (as defined below) on the ability of S1 to consummate the transactions contemplated hereby.

         3.5      FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

         S1 has previously delivered to representatives of Purchasers true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the six months ended June 30, 1999 and 1998, as included in S1's quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the SEC, and the financial statements of S1 as of and for the month ended July 31, 1999 and 1998. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements
(including the related notes, where applicable) comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with U.S. GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously delivered to FICS true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

         3.6      BROKER'S FEES.

         Neither S1 nor any S1 Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that S1 has engaged, and will pay a fee or commission to BancBoston Robertson Stephens, Inc. ("BBRS") in accordance with the terms of a letter agreement between BBRS and S1, dated April 9, 1999, a true, complete and correct copy of which has been provided to Purchasers.

         3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as disclosed in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true, correct and complete copies of which have previously been delivered or made available to representatives of Purchasers, since December 31, 1998, (i) neither S1 nor any S1 Subsidiary has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their businesses consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on S1.

                  (b) Since December 31, 1998, S1 and each S1 Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.

         3.8      LEGAL PROCEEDINGS.

                  (a) Neither S1 nor any of its  Subsidiaries is a party to any, and there are no pending or, to S1's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against S1 or any of its Subsidiaries or which challenge the validity of the transactions contemplated by this Agreement as to which there is a reasonable probability of success.

                  (b) There is no injunction, order, judgment or decree imposed upon S1, any of its Subsidiaries or the assets of S1 or any of its Subsidiaries.

         3.9      TAXES AND TAX RETURNS.

         For purposes of this Section 3.9, S1 shall include S1, each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Section 3.5 hereof in accordance with United States generally accepted accounting principles ("U.S. GAAP") for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which
(x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.9 of the S1 Disclosure Schedule and (b) which have not been finally determined. The charges, accruals, and reserves with respect to Taxes on the books of S1 are adequate (as determined in accordance with U.S. GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the S1 financial statements. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments upon S1, nor has S1 been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with U.S. GAAP has been included by S1 in the financial statements referred to in Section 3.5. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has not consented to any waiver or extension of any statute of limitations with respect to any Tax. S1 has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.

                  (b)      For purposes of this Agreement:

                  "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                  "Taxing Authority" means any:

                           (a)  nation,  state,  county,  city,  town,  village,
district, or other jurisdiction of any nature;

                           (b) federal,  state,  local,  municipal,  foreign, or
other government;

                           (c) governmental or  quasi-governmental  authority of
any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d) multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         3.10     EMPLOYEE PLANS.

                  (a) For purposes of this Section 3.10, S1 shall include each of its Subsidiaries and any other entity that together with S1 would be deemed a "single employer" within for purposes of ERISA (determined without regard to whether such entity conducts business in the United States). Section 3.10 of the S1 Disclosure Schedule sets forth a true and complete list of each U.S. Plan and each other plan, arrangement or agreement providing benefits to the current or former employees of S1 that S1 maintains or contributes to as of the date of this Agreement, or that S1 has within the last six years maintained or contributed to or under which S1 has any liability (collectively, the "S1 Plans").

                  (b) S1 has heretofore delivered or made available to S1 true, correct and complete copies of each of the S1 Plans and all related documents (other than S1 Plans established by a governmental agency or authority to which S1 is required to contribute under applicable law), including but not limited to
(i) the actuarial report for such S1 Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for each U.S. Plan, (iii) the current summary plan description and any summaries of material modification for each U.S. Plan and any corresponding document for each other S1 Plan, (iv) all annual reports for each U.S. Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other S1 Plan filed with any governmental agency or authority or provided to employees or beneficiaries of such S1 Plan,
(v) all agreements with fiduciaries and service providers relating to the S1 Plan, (vi) all substantive correspondence relating to any such S1 Plan addressed to or received from any governmental agency or authority, (vii) all personnel, payroll, and employment manuals and policies, (viii) a written description of any S1 Plan that is not otherwise in writing.

                  (c) S1 has performed all of its obligations under all S1 Plans. S1 has made appropriate entries in its financial records and statements for all obligations and liabilities under the S1 Plans that have accrued but are not due. No statement, either written or oral, has been made by S1 with regard to any S1 Plan that was not in accordance with the S1 Plan and that could have an adverse economic consequence to S1. S1 has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any S1 Plan. No S1 Plan is subject to Title IV of ERISA.

                  (d) Except as set forth at Section 3.10 of the S1 Disclosure Schedule, (i) each of the S1 Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each U.S. Plan, to ERISA and the Code, (ii) each of the U.S. Plans intended to be "qualified" within the meaning of Section 401 of the Code is so qualified and S1 has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each U.S. Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such S1 Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such S1 Plan's actuary with respect to such S1 Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such S1 Plan allocable to such accrued benefits, (iv) no S1 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of S1 beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an S1 Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an S1 Plan that are accrued as liabilities on the books of S1 , or (d) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under ERISA or any other law relating to employee benefits or employees or their beneficiaries has been incurred by S1 that has not been satisfied in full, and no condition exists that presents a material risk of S1 incurring a material liability thereunder, (vi) no U.S. Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other S1 Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by S1 with respect to each S1 Plan and all other liabilities of each such entity with respect to each S1 Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and, in the case of a U.S. Plan, ERISA and the Code, (viii) S1 and each S1 Subsidiary have not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which S1 could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code, (ix) to the knowledge of S1, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, (x) all S1 Plans could be terminated as of the First
Closing without material liability in excess of the amount accrued therefor on the S1 financial statements; (xi) no S1 Plan, either individually or collectively, provides for any payment by S1 that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any U.S. Plan;
(xiii) no U.S. Plan has experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

         3.11     CERTAIN CONTRACTS.

                  (a)  Except  as  set  forth  at  Section  3.11(a)  of  the  S1
Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise), becoming due from S1 or any of its respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by S1 or any of its Subsidiaries, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as set forth on Section 3.11(a) of the S1 Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.11(a) of the S1 Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which S1 or any of its Subsidiaries is a party. Section 3.11(a) of the S1 Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of S1 and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.11(a), whether or not set forth in Section 3.11(a) of the S1 Disclosure Schedule, is referred to herein as a "S1 Contract," and neither S1 nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any S1 Contract.

                  (b) (i) Each S1 Contract is valid and binding and in full force and effect, (ii) S1 and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each S1 Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of S1 or any of its Subsidiaries under any such S1 Contract.

         3.12     ENVIRONMENTAL MATTERS.

                  (a) Each of S1 and the S1 Subsidiaries is in compliance in all material respects with all applicable Laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of S1 and its Subsidiaries threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which S1 or any S1 Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by S1 or any S1 Subsidiary, or to the knowledge of S1, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by S1 or any S1 Subsidiary;

                  (c) To the knowledge of S1 and its Subsidiaries, during the period of S1's or any S1 Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property; and

                  (d)  For  purposes  of this  Agreement,  the  term  "Hazardous
Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

         3.13     PROPERTIES AND ASSETS.

         Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 3.5 hereof, (b) exceptions to title that do not interfere materially with S1's or any S1 Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), and (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, S1 and each S1 Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. S1 and each S1 Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither S1 nor any S1 Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by S1 and each S1 Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. S1 and each S1 Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which S1 or any S1 Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither S1 nor any S1 Subsidiary is in material default with respect to any such lease, and there has occurred no default by S1 or any S1 Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. To the knowledge of S1, there are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 or any S1 Subsidiary of any of the property owned, leased, or occupied by them.

         3.14     INSURANCE.

         The existing insurance carried by S1 and S1 Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of S1 and the S1 Subsidiaries, and is sufficient for compliance by S1 and the S1 Subsidiaries with all requirements of Law and agreements to which S1 or any of the S1 Subsidiaries is subject or is party.

         3.15     COMPLIANCE WITH APPLICABLE LAWS.

         Each of S1 and any S1 Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither S1 nor any S1 Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.

         3.16     S1 INFORMATION.

         The information relating to S1 and each S1 Subsidiary to be provided by S1 to be contained in the S1 Proxy Statement (as defined below) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

         3.17     INTELLECTUAL PROPERTY.

                  Except, in each case, as set forth in Section 3.17 of the S1 Disclosure Schedule:

                  (a) (i) S1 and its Subsidiaries own, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of S1 and its Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,
(iv) the technology supporting any Internet site(s) operated by or on behalf of S1 or any of its Subsidiaries, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                           (ii) Except as would not be materially adverse to the
business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of S1 and its Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.

                           (iii) No material  patent,  trademark,  service mark,
copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Section 3.17 of the S1 Disclosure Schedule is necessary to conduct the businesses of S1 and its Subsidiaries as presently conducted.

                  (b) Section 3.17 of the S1 Disclosure Schedule lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights, owned by S1 included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which S1 and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any S1 or Subsidiary product.

                  (c) (i) To the knowledge of S1 and its Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of S1 or its Subsidiaries, any trade secret material to S1 or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through S1 or its Subsidiaries, by any employee of S1 or any S1 Subsidiary or third party for whom S1 is responsible. Except as set forth in Section 3.17 of the S1 Disclosure Schedule, there are no royalties, fees or other payments payable by S1 or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                           (ii) To the  knowledge  of S1 and  its  Subsidiaries,
there has been no prior use of S1's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. S1 and its

Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

                  (d) S1 and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third
Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by S1 and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of S1's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                  (e) S1 and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

                  (f) The Software owned or purported to be owned by S1 or any of its Subsidiaries, was either (i) developed by employees of S1 or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to S1 or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by S1 or its Subsidiary from a third party.

                  (g) All employees and independent  contractors and consultants of S1 and its Subsidiaries have executed and delivered to S1 or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to S1 or its Subsidiaries of any Intellectual Property arising from services performed for S1 or its Subsidiaries by such persons.

                  (h) S1 and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by S1 and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("S1 Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of S1 Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Section 3.17 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries have furnished the source code of any of their Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.

                  (i) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-S1 or S1 Subsidiary products (e.g., hardware, software and firmware) used in or in combination with S1's or its Subsidiaries' products, properly exchange data with S1's and its Subsidiaries products.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASERS.
                  ---------------------------------------------

                  Each of the Purchasers severally and not jointly hereby makes the following representations and warranties to S1 as set forth in this Section 4 each of which is being relied upon by S1 as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of the Purchasers referenced below and thereby required of the Purchasers pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Purchasers' Disclosure Schedule."

         4.1      ORGANIZATION OF PURCHASERS.
                  ---------------------------

                  Such Purchaser not a natural person is duly organized and validly existing under the laws of the jurisdiction of its formation.

         4.2      AUTHORIZATION OF TRANSACTION.
                  -----------------------------

                  (a) If such Purchaser is not a natural person, such Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Purchaser and no other proceedings on the part of such Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Purchaser and (assuming due authorization, execution and delivery by S1 and FICS of this Agreement) will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Section 4.2(a) of the Purchasers' Disclosure Schedule, no Purchaser need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) Such Purchaser acknowledges that he, she or it has read this Agreement and has been provided with, or been granted access to, all information necessary to make his or her decision to execute this Agreement. Such Purchaser acknowledges that his, her or its signature on this Agreement shall be deemed his, her or its written consent to the execution of this Agreement and to the consummation of all of the transactions contemplated by this Agreement, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect on the ability of such Purchaser to consummate the transactions contemplated hereby.

         4.3      NON-CONTRAVENTION.
                  ------------------

                  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) assuming that the consents and approvals referred to in Section 4.2(a) are duly obtained, (x) violate any Laws applicable to such Purchaser or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of such Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is or will be, as the case may be, a party, or by which such Purchaser or any of its properties or assets may be bound or affected or (B) if such Purchaser is not a natural person, violate any provisions of its organizational documents.

         4.4      BROKER'S FEES.
                  --------------

                  Except for the fee payable to Credit Suisse First Boston ("CSFB") in accordance with the terms of a letter agreement between CSFB and FICS, dated May 16, 1999, such Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement nor has such Purchaser created any such liability or obligation which, upon consummation of the transactions contemplated by this Agreement or the Transaction, will become an obligation of S1 or any subsidiary.

         4.5      ADEQUATE RESOURCES.
                  -------------------

                  Such Purchaser will have, at the time of the First Closing, the Second Closing and the Third Closing, sufficient cash or other resources to perform its obligations hereunder.

         4.6      NO LEGAL, TAX OR INVESTMENT ADVICE.
                  -----------------------------------

                  Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Initial Shares, the 2000 Earn-out Shares, the 2001 Earn-out Shares or the Transaction constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Initial Shares.

         4.7      STATUS OF PURCHASERS.
                  ---------------------

                  Each of the Purchasers who are original signatories to this Agreement not including any Purchasers joined to this Agreement pursuant to
Section 5.13 hereof represent that as of the date hereof, such Purchaser is a director, executive officer or other affiliate of FICS.

SECTION 5.        ADDITIONAL AGREEMENTS.
                  ----------------------

         5.1      LOCK-UP COVENANT.
                  -----------------

                  During the period beginning on the First Closing and ending on the date 180 days after the First Closing, each of the Akkermans, Pamica N.V., General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., or General Atlantic Partners 52, L.P., covenant that they will not, without the prior written consent of S1, offer, sell or otherwise dispose of, directly or indirectly, any capital stock of S1 which Purchasers may own directly, indirectly or beneficially; provided, however, that any such Purchaser may transfer some or all of the Initial Shares to a corporation, partnership or other legal entity controlled by such Purchaser if such transferee agrees in writing to hold any Initial Shares received subject to the provisions of this Agreement and to transfer such Initial Shares back to such Purchaser if such transferee ceases to be controlled by such Purchaser.

         5.2      S1 BOARD OF DIRECTORS.
                  ----------------------

                  5.2(a). Effective upon the First Closing, S1 shall have adopted a resolution pursuant to Section 3.2 of its Amended and Restated Bylaws to increase the size of its Board of Directors by at least two members, and shall thereupon invite Akkermans and one other individual designated by Akkermans to serve as an additional member (the "FICS Members") of the Board of Directors of S1 to serve for a term expiring at the third successive annual meeting following the First Closing; provided, however, that S1 shall have no obligation to invite any FICS Member to serve on S1's Board if such person is not a member in good standing of the FICS Board of Directors immediately prior to the First Closing. In addition, S1 shall have amended its Amended and Restated Bylaws to provide that for a period of two years following the First Closing, the nominating committee for vacancies or additional members shall consist of all members of the Board of Directors.

                  5.2(b). The parties agree that, as of the date of the First Closing, Akkermans shall be appointed to hold the offices of President and
Chairman of the Board of Directors of S1, each with the duties and responsibilities specified in the Amended and Restated Bylaws of S1.

         5.3      COMPLIANCE WITH ANTITRUST LAWS.
                  -------------------------------

                  Each of FICS, the Purchasers and S1 shall make all filings of any applications, notices or other documents required under applicable antitrust Laws and use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the transactions contemplated by this Agreement or the Transaction under antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In the event a suit is threatened or instituted challenging the transactions contemplated by this Agreement or the Transaction as violative of antitrust laws, each of the Purchasers and S1 shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The Purchasers and S1 shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the transactions contemplated by this Agreement or the Transaction under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the transactions contemplated by this Agreement or the

Transaction as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the transactions contemplated by this Agreement or the Transaction. Reasonable best efforts shall not include, among other things and to the extent S1 so desires, the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of FICS or S1.

         5.4      REGULATORY MATTERS.
                  -------------------

                  5.4(a). Upon the execution and delivery of this Agreement, S1 and the Purchasers shall promptly cause to be prepared and filed with the SEC a proxy statement and prospectus (the "S1 Proxy Statement") for soliciting the approval of this Agreement and the S1 Issuance by the stockholders of S1. The S1 Proxy Statement may be included in a registration statement on an appropriate registration form prepared pursuant to Section 5.8 hereof. S1 shall use its reasonable best efforts to have the S1 Proxy Statement cleared for use by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the S1 Proxy Statement. If at any time after the S1 Proxy Statement is filed with the SEC, and prior to the date of the First Closing, any event relating to FICS is discovered by the Purchasers which should be set forth in an amendment of, or a supplement to, the S1 Proxy Statement, the Purchasers shall promptly inform S1, and shall furnish S1 with all necessary information relating to such event whereupon S1 shall promptly cause an appropriate amendment to the S1 Proxy Statement to be filed with the SEC. S1 (if prior to the meeting of stockholders pursuant to Section 4.5 hereof) shall take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting. If at any time after the S1 Proxy Statement is filed with the SEC, and prior to the date of the First Closing, any event relating to S1 is discovered by S1 which should be set forth in an amendment of, or a supplement to, the S1 Proxy Statement, S1 shall promptly inform the Purchasers, and S1 shall promptly cause an appropriate amendment to the Proxy Statement to be filed with the SEC. S1 (if prior to the meeting of stockholders pursuant to Section 4.5 hereof) shall take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its stockholders entitled to vote at such meeting.

                  5.4(b). The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. S1 and the Purchasers shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to S1 or the Purchasers, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby; and further provided that S1 and Akkermans shall mutually agree on any such information regarding the structure or purpose of the structure of the transactions contemplated by this Agreement and the Holdings Purchase Agreement prior to its appearance. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  5.4(c). The Purchasers shall, upon request, furnish S1 with all information concerning FICS and its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S1 Proxy Statement or any other statement, filing, notice or application made by or on behalf of S1 to any Governmental Entity in connection with the transactions contemplated by this Agreement or the Transaction.

                  5.4(d). S1 and the Purchasers shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in the Holdings Purchase Agreement) will not be obtained or that the receipt of any such approval will be materially delayed.

         5.5      STOCKHOLDER MEETING.
                  --------------------

                  S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the S1 Proxy Statement is approved by the SEC for use for the purpose of voting upon the approval of this Agreement and the S1 Issuance. Management and the Board of Directors of S1 shall recommend approval of each of this Agreement, the S1 Issuance and the Transaction.

        5.6       LEGAL CONDITIONS.
                  -----------------

                  Each of S1 and the Purchasers shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated by this Agreement or the Transaction and, subject to the conditions set forth in Section 6 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Purchasers or S1 in connection with transactions contemplated by this Agreement or the Transaction.

         5.7      STOCK EXCHANGE LISTING.
                  -----------------------

                  S1 shall cause the Initial Shares, the 2000 Shares and the 2001 Shares to be approved for quotation on the Nasdaq Stock Market National Market System ("Nasdaq") (or such other exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the First Closing.

         5.8      REGISTRATION OF S1 COMMON STOCK.
                  --------------------------------

                  Upon the execution and delivery of this Agreement, S1 and FICS (as to information to be included therein pertaining to FICS) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the S1 Common Stock (including the 2000 Shares and the 2001 Shares) to be issued pursuant to this Agreement, and for soliciting the approval of this Agreement by the stockholders of S1. S1 and FICS shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the First Closing, any event relating to S1 or FICS is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy
Statement, such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Prospectus/Proxy Statement to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meeting of stockholders pursuant to Section

5.5 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the S1 stockholders entitled to vote at such meeting. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.

         5.9      RESALE OF AKKERMANS' S1 COMMON STOCK.
                  -------------------------------------

                  Prior  to the  First  Closing,  S1  shall  either  (i)  file a registration statement on an appropriate form (the "Akkermans Registration Statement") with the SEC and use its commercially reasonable efforts to cause the Akkermans Registration Statement to be declared effective upon the First Closing (or such later date as Akkermans may request) to effect the registration under the Securities Act of 1933 as amended (the "Securities Act") of the Akkermans Registration Statement for the resale by Akkermans of such amount of shares of S1 Common Stock as determined by Akkermans not later than the day before the First Closing, but in no event greater than an amount of shares (the "Resale Shares") the net proceeds from the sale of which (after giving effect to underwriting fees, expenses, commissions and discounts) shall be equal to (A)
(x) 0.18 multiplied by (y) $35.75, multiplied by (z) the number of shares of S1 Common Stock he beneficially acquires in the First Closing pursuant to this Agreement, plus (B) $15,000,000, on customary terms and under then prevailing market conditions, at a per share offering price as determined by S1 in its reasonable judgment to be fair and adequate to Akkermans, or (ii) make arrangements for Akkermans to sell the Resale Shares pursuant to an exemption from registration under the Securities Act with the same net proceeds as set forth in subsection (i) of this paragraph and on substantially similar terms to those specified in subsection (i) of this paragraph, including without limitation the per share offering price.

         5.10     REGISTRATION PROCEEDINGS.
                  -------------------------

                  S1 shall conduct all registration proceedings pursuant to this Agreement in accordance with the following:

                           (1) S1 shall use its commercially reasonable efforts,
but shall not be required, to conduct an underwritten offering.

                           (2) If, after it becomes effective, such registration
statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed.

                           (3)  S1  shall,   subject   to  the  other   relevant
provisions of this Agreement:

                                (A) use its commercially  reasonable  efforts to
cause the registration statement to become ffective as soon as practicable after the filing thereof;

                                (B) prepare and file with the SEC as promptly as
is reasonably practicable (and in any event ithin 60 days after such amendment or supplement becomes necessary) such amendments and supplements to the registration statement contained therein as may be necessary to keep such registration statement effective for the respective periods specified or until each Purchaser has completed the distribution described in such registration statement, whichever occurs first;

                                (C) furnish to Purchasers  such number of copies
of such registration statement, each mendment and supplement thereto as they may reasonably request;

                                (D) use its commercially  reasonable  efforts to
register or qualify such shares under the state blue sky or securities or banking laws ("Blue Sky Laws") of such jurisdictions as Purchasers reasonably request (and to keep such registrations and qualifications effective for a period of no less than one year following the First Closing, or until Purchasers have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable such Purchasers to consummate the disposition of such shares in such jurisdictions; provided, however, that S1 will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 5.10, (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                                (E)  promptly  notify  Purchasers  at  any  time
during the period that S1 is required to keep the registration statement effective, of the occurrence of any event as a result of which such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the registration statement so that, as thereafter delivered to the purchasers of such shares, the registration statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                (F) use commercially reasonable efforts to cause
all such shares to be listed on Nasdaq or such other national exchange on which S1 Common Stock shall then be listed; and

                                (G) provide a transfer  agent and  registrar (if
S1 does not already have such an agent) for all such shares not later than the effective date of such registration statement.

                           (4) If,  pursuant  to this  Section  5.10,  S1 Common
Stock owned by a Purchaser is included in a registration statement, then such Purchaser shall pay all transfer taxes, if any, relating to the sale of its S1 Common Stock, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

                           (5) Except  for the fees and  expenses  specified  in
paragraph (4) of this Section 5.10 and except as provided this paragraph (5), S1 shall pay all expenses incident to the registration and to S1's performance of or compliance with this Agreement, including, without limitation, all SEC registration and filing fees, fees and expenses of compliance with Blue Sky Laws, underwriting discounts, fees, and expenses (other than a Purchaser's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for S1 and all independent certified public accountants and other persons retained by S1.

                           (6)  Each   Purchaser   (for  the  purposes  of  this
paragraph (6), the "Indemnifying Person") agrees to indemnify and hold harmless S1, each of S1's officers and directors, and each person, if any, who controls or may control S1 within the meaning of the Securities Act (for the purposes of this paragraph (6), S1, its officers and directors, and any such other persons being referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, referred to for purposes of this paragraph (vii) and the corresponding provision of paragraph (viii) below in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from any untrue statement or omission based upon information furnished to S1 by such Purchaser in a written document provided by such Purchaser for use in connection with the Registration Statement; provided that such Purchaser will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement in reliance upon or in conformity with written information furnished to such Purchaser by S1 or an underwriter in connection with the registration statement specifically for use in the preparation thereof.

                           (7) S1 (for the purposes of this  paragraph  (7), the
"Indemnifying Person") agrees to indemnify and old harmless the Purchasers and any underwriters participating in the distribution of S1 Common Stock pursuant to a registration statement (for the purposes of this paragraph (7), the Purchasers and any such other persons also being referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, provided that S1 will not be liable in any such case to the extent that any such Claim arises out of or results from any untrue statement or omission based upon information furnished to S1 by any Purchaser in a written document provided by such Purchaser for use in connection with the registration statement.

                           (8) The  indemnification set forth herein shall be in
addition to any liability S1 or any Purchaser may otherwise have in connection with any registration of S1 Common Stock. Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 5.10, such Indemnified Person shall submit written notice thereof to such Indemnifying Person. The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall fail to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the

Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein S1 and any Purchaser shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of S1 and such Purchaser. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

                           (9)  If the  indemnification  provided  for  in  this
Section 5.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (as defined in either paragraph (6) or (7)) with respect to any Claim, then such Purchaser or S1, as applicable and as the case may be (each an "Indemnifying Party"), in lieu of indemnifying an Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claim.

         5.11     CONDUCT OF S1'S BUSINESS.
                  -------------------------

                  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the First Closing, except with respect to (i) the certain Agreement and Plan of Merger dated as of May 16, 1999 by and among S1, Sahara Strategy Corporation and Edify Corporation, and (ii) the certain Stock Purchase and Option Agreement dated as of May 16, 1999 by and between S1 and Intuit Inc., prior to entering into any such agreement S1 agrees to consult with the Purchasers and reasonably consider their views with respect to any transactions having a value over $50,000,000 in which S1 proposes to engage.

         5.12     ADVICE OF CHANGES.
                  ------------------

                  S1 and the Purchasers shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the First Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2(a) or 6.3(a) hereof, as the case may be.

         5.13     JOINDER OF ADDITIONAL PURCHASERS.
                  ---------------------------------

                  Prior to the First Closing, S1 hereby agrees to send, at the same time and in the same manner as to the S1 stockholders, a copy of the S1 Proxy Statement and a copy of this Agreement to each of the FICS shareholders who is not an original signatory to this Agreement. Prior to the First Closing, S1 and the Purchasers hereby agree that such individuals shall be offered the opportunity to join this Agreement as an additional Purchaser by indicating acceptance of the terms of this Agreement by a writing signed by such individual stating that such individual (i) has read the S1 Proxy Statement and this Agreement, (ii) fully understands this risks involved in proceeding with the transaction contemplated by this Agreement, and (iii) agrees to join this Agreement as a Purchaser.

SECTION 6.        CONDITIONS TO FIRST CLOSING.
                  ----------------------------

         6.1      CONDITIONS TO OBLIGATIONS OF ALL PARTIES.
                  -----------------------------------------

                  The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent:

                  6.1(a). Termination. Neither this Agreement nor the Holdings Purchase Agreement shall have been terminated in accordance with its terms.

                  6.1(b). No Governmental Action. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or to affect adversely the financial condition and business prospects of S1.

         6.2      CONDITIONS TO THE OBLIGATIONS OF PURCHASERS.
                  --------------------------------------------

                  The obligations of Purchasers to purchase the Initial Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent, any one or more of which may be waived by the written consent of the Purchasers:

                  6.2(a). Representations and Warranties. The representations and warranties of S1 contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct on the date of the First Closing, with the same force and effect as if made on the date of the First Closing.

                  6.2(b). Compliance with Covenants. S1 shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by S1 on or prior to the date of the First Closing.

                  6.2(c). Akkermans Resale Agreement. At the First Closing, either (i) the Akkermans Registration Statement shall be able to be declared effective by the SEC, subject only to completion of the Closing (and the action of the SEC thereafter to declare said Registration Statement effective) and an underwriting agreement in reasonable and customary form shall have been prepared and executed by S1 and the lead underwriter for the offering of S1 Common Stock described in the prospectus constituting a part of the Akkermans Registration Statement, and shall be ready for use upon execution by Akkermans, or (ii) arrangements shall have been made for Akkermans to sell the Resale Shares pursuant to an exemption from registration under the Securities Act on substantially similar terms to those specified in subsection (i) of Section 5.9 hereof, including without limitation the per share offering price.

                  6.2(d)  Transaction.   The  Transaction  contemplated  by  the
Holdings Purchase Agreement shall have been consummated.

                  6.2(e) Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act.

         6.3      CONDITIONS TO OBLIGATIONS OF S1.
                  --------------------------------

                  The obligations of S1 to sell the Initial Shares as contemplated by this Agreement are subject to the satisfaction, on or before the date of the First Closing, of each of the following conditions precedent, any one or more of which may be waived by S1, in its sole and absolute discretion:

                  6.3(a). Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true, correct and complete in all material respects when made and shall be true and correct as of the date of the First Closing with the same force and effect as if made on the date of the First Closing.

                  6.3(b). Compliance with Covenants. Purchasers and FICS shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the date of the First Closing.

SECTION 7.        CLOSINGS.
                  ---------

         7.1      DELIVERIES BY S1.
                  -----------------

                  7.1(a). At the First Closing, S1 shall deliver to Purchasers the following:

                           (1)  Certificates  registered in  Purchasers'  names,
representing all of the Initial Shares in the mounts set forth in Section 1.1 above.

                           (2) A  copy  of  the  resolutions  of  the  Board  of
Directors of S1, as certified as of the First Closing Date by the Secretary or other appropriate officer of S1, as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by S1, the authorization, sale, issuance and delivery of the Initial Shares, and the performance of S1's obligations hereunder.

                           (3) A  certificate  of  S1  signed  by an  authorized
officer of S1 certifying that the representations and warranties of S1 made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the First Closing, and S1 has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by S1 on or prior to the First Closing.

                           (4) Successor  Options and related option  agreements
for each option delivered pursuant to Section 2.1 above.

                           (5) Additional  Options and related option agreements
for each option delivered pursuant to Section 2.2 above.

                           (6) Such other certificates, instruments or documents
as Purchasers may reasonably request in order to effect and document the transactions contemplated hereby.

                           (7) An update of S1's Disclosure  Schedule reflecting
any change required as if the Agreement were being executed as of the date of the First Closing.

                  7.1(b) At the Second Closing, S1 shall deliver to Purchasers the following:

                           (1)  Certificates  registered in  Purchasers'  names,
representing all of the 2000 Earn-out Shares in the amounts set forth in Section
1.2 above.

                           (2) Such other certificates, instruments or documents
as Purchasers may reasonably request in order to ffect and document the transactions contemplated hereby.

                  7.1(c) At the Third Closing, S1 shall deliver to Purchasers the following:

                           (1)  Certificates  registered in  Purchasers'  names,
representing all of the 2001 Earn-out Shares in the amounts set forth in Section
1.2 above.

                           (2) Such other certificates, instruments or documents
as Purchasers may reasonably request in order to effect and document the transactions contemplated hereby.

         7.2      DELIVERIES BY PURCHASERS.
                  -------------------------

                  7.2(a). At the First Closing, the Purchasers shall deliver to S1 the following:

                           (1) The  Initial  Share  Consideration,  in the  form
determined pursuant to Section 1.1(b) hereof.

                           (2) A certificate  of each  Purchaser  signed by such
Purchaser or an authorized officer of such Purchaser certifying that the representations and warranties of such Purchaser made herein are true, complete and correct in all material respects as of the date of this Agreement and are true and correct as of the date of the First Closing, and such Purchaser has in all material respects performed all obligations and agreements and complied with all covenants required to be performed or complied with by Purchaser on or prior to the First Closing.

                           (3) If the Purchaser is not a natural person,  a copy
of the resolutions or other corporate documentation, certified by the Secretary of such Purchaser as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance by Purchaser of this Agreement, Purchaser's obligations hereunder and the Transaction.

                           (4) Such other certificates, instruments or documents
as S1 may reasonably request in order to effect nd document the transaction contemplated hereby.

                           (5) An update of the Purchasers'  Disclosure Schedule
reflecting any change required as if the Agreement were being executed as of the date of the First Closing.

                  7.2(b). At the Second Closing, the Purchasers shall deliver to S1 the following:

                           (1) The  2000  Earn-out  Consideration,  in the  form
determined pursuant to Section 1.3(c) hereof.

                           (2) Such other certificates, instruments or documents
as S1 may reasonably request in order to effect and document the transaction contemplated hereby.

                  7.2(c). At the Third Closing, the Purchasers shall deliver to S1 the following:

                           (1) The  2001  Earn-out  Consideration,  in the  form
determined pursuant to Section 1.3(c) hereof.

                           (2) Such other certificates, instruments or documents
as S1 may reasonably request in order to effect and document the transaction contemplated hereby.

SECTION 8.        LEGEND.
                  -------

         8.1      ENDORSEMENT.
                  ------------

                  8.1(a) Certificates representing the Initial Shares delivered to the Purchasers subject to the lock-up period specified in Section 5.1, shall bear the following legend (in addition to the legends specified by Sections 8.1(b) and 8.1(c) hereof, if applicable, and any legend required by applicable state securities laws):

                  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT II DATED SEPTEMBER 21, 1999 (THE "AGREEMENT") BETWEEN S1 AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS

           CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF S1.



                  8.1(b) Certificates representing the Initial Shares delivered to each of Akkermans, Pamica N.V., General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 52, L.P., and GIMV N.V. shall bear the following legend (in addition to the legends specified by Sections 8.1(a) and 8.1(c) hereof, if applicable, and any legend required by applicable state securities laws):

                   THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. UNTIL SEPTEMBER 21, 2000, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH SUCH RULE OR UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933.

                  8.1(c) Certificates representing the Initial Shares and the Earn-out Shares delivered to the FICS Members shall bear the following legend (in addition to the legends specified by Sections 8.1(a) and 8.1(b) hereof, if applicable, and any legend required by applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNLESS S1 HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         8.2      REMOVAL OF LEGEND.
                  ------------------

                  For each stock certificate that has been endorsed with the legend pursuant to Section 8.1(a) hereof, insofar as it relates to restrictions specified in this Agreement, such paragraph shall be removed upon the expiration of the six-month lock-up period described in Section 5.1.

SECTION 9.        TERMINATION.
                  ------------

         9.1      MUTUAL CONSENT.
                  ---------------

                  S1 and the Purchasers may terminate this Agreement at any time by mutual written agreement.

         9.2      OTHER TERMINATION.
                  ------------------

                  S1 or the Purchasers may terminate this Agreement by giving notice (a "Termination Notice") to the other parties at the time designated in this Section or, in the absence of such designation, at any time up to and including the date of the First Closing, if any one or more of the following shall have occurred and be continuing:

                  9.2(a). Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:

                           (1) at any time  after  termination  of the  Holdings
Purchase Agreement in accordance with its terms;

                           (2)  a  court  or  other  governmental  authority  of
competent jurisdiction shall have issued an order, rit, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the purchase of the Initial Shares contemplated hereby and such order, writ, injunction, decree or other action shall have become final and nonappealable.

                  9.2(b). Termination By the Purchasers. The Purchasers may terminate this Agreement

                           (1)  on  the  date  of  the  First  Closing,  if  any
condition precedent set forth in Sections 6.1 or 6.2 shall not have been satisfied;

                           (2) at any time  prior to or on the date of the First
Closing, if S1 engages in any transaction (i) in which S1 proposes to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, a number of shares of voting capital stock greater than 50% of its shares of its outstanding shares of voting capital stock, (ii) involving or contemplating the acquisition or purchase of more than 50% of any class or series of capital stock, or 50% of the assets of S1, (iii) any lease or sale transaction out of the ordinary course of business of more than 50% of the assets of S1, or (iv) any liquidation or dissolution of S1, without obtaining the prior written consent of the Purchasers (which consent shall not be unreasonably withheld); and

                           (3)  provided  that  the  Purchasers  are not then in
breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give S1 the right to terminate this Agreement, if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of S1, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on S1, and such breach shall not have been cured within 30 days following receipt by the S1 of written notice of such breach from the Purchasers or such breach, by its nature, cannot be cured prior to the First Closing

                  9.2(c). Termination By S1. S1 may terminate this Agreement on the date of the First Closing, if any condition precedent set forth in Sections
6.1 or 6.3 shall not have been satisfied.

         9.3      EFFECT OF TERMINATION.
                  ----------------------

                  Termination of this Agreement pursuant to this Section shall not relieve any party of any liability for a default or other breach, default or nonperformance under this Agreement. Notwithstanding the foregoing, no party hereto shall be liable for consequential or punitive damages in connection with such termination.

SECTION 10.       MISCELLANEOUS.
                  --------------

         10.1     ADDITIONAL ACTIONS AND DOCUMENTS.
                  ---------------------------------

                  Each of the parties hereto agrees that it will, at any time, prior to, at or after the Third Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including export license applications) as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

         10.2     EXPENSES.
                  ---------

                  Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.

         10.3     NOTICES.
                  --------

                  All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

                  (i) if to S1:

                  Security First Technologies Corporation
                  3390 Peachtree Road, NE, Suite 1700
                  Atlanta, Georgia  30326
                  Attn.:  President

                  with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  555 Thirteenth Street, N.W.
                  Washington, D.C.  20004
                  Attn.:  Stuart G. Stein, Esq.

         and

                  Hogan & Hartson L.L.P.
                  Avenue des Arts 41
                  1040 Brussels, Belgium
                  Attn.:   Claud V. S. Eley, Esq.

                  (b)      if to FICS, to:
                  FICS Group N.V.
                  Excelsiorlaan 87
                  1930 Zaventem, Belgium

                  Attn.:   Steven Sipowicz, Chief Financial Officer

                  with a copy (which shall not constitute notice) to:

                  Brown, Rudnick, Freed & Gesmer
                  Stanmore House
                  29-30 St. James's Street
                  London SW1A 1HB, England
                  Attn.:   Lawrence A. Levy, Esq.
                           Colin Hugh Buckley, Esq.

                  (c) if to any Purchaser, to the address set forth opposite such Purchaser's name on Schedule 1 attached hereto.

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         10.4     WAIVER.
                  -------

                  No waiver by any party of any failure or refusal of any other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

         10.5     BINDING EFFECT.
                  ---------------

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         10.6     ENTIRE AGREEMENT; AMENDMENT.
                  ----------------------------

                  This Agreement, including the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

         10.7     SEVERABILITY.
                  -------------

                  If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said Agreement.

         10.8     HEADINGS.
                  ---------

                  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         10.9     GOVERNING LAW.
                  --------------

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.

         10.10    SIGNATURE IN COUNTERPARTS.
                  --------------------------

                  This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         10.11    NO THIRD PARTY BENEFICIARIES.
                  -----------------------------

                  Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.

         10.12    ASSIGNABILITY.
                  --------------

                  All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of all the parties to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect provided, further that a Purchaser may assign this Agreement, including rights, privileges, duties and obligations hereunder to any affiliate of such Purchaser which is wholly or substantially owned directly or indirectly by such Purchaser so long as such assignment does not in any way materially delay or otherwise materially adversely impact the ability of the parties hereto to effect the transactions contemplated hereby.

         10.13    PARTIES NOT PARTNERS.
                  ---------------------

                  Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns

         10.14    NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  -----------------------------------------------

                  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the First Closing.

         10.15    CERTAIN DEFINITIONS.
                  --------------------

         References to "$" in this Agreement are to United States dollars. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

         "knowledge": with respect to any entity, refers to the knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to S1, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of the relevant entity (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of the relevant entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                            SECURITY FIRST TECHNOLOGIES
                            CORPORATION

                             By:   /s/      James S. Mahan III
                                   ------------------------------------
                                   Name:    James S. Mahan III
                                   Title:   Chairman and Chief Executive Officer

THE PURCHASERS:


/s/ MICHEL AKKERMANS
--------------------------------------
MICHEL AKKERMANS


PAMICA N.V.


By:   /s/
      --------------------------------
      Name:
      Title:



GENERAL ATLANTIC PARTNERS 20, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner


      By:  /s/    David C. Hodgson
         -----------------------------
         Name:    David C. Hodgson
         Title:   A Managing Member

GENERAL ATLANTIC PARTNERS 52, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner

      By:  /s/  David C. Hodgson
         -----------------------------
         Name:  David C. Hodgson
         Title: A Managing Member

GAP COINVESTMENT PARTNERS, L.P.


By:   /s/     David C. Hodgson
      --------------------------------
      Name:   David C. Hodgson
      Title:  A General Partner

GIMV N.V.



By:   /s/
      --------------------------------
      Name:
      Title:




--------------------------------------
GUY MOONS



--------------------------------------
STEVEN VAN ROSSEN



--------------------------------------
NADINE QUAEYHAEGENS



/s/ ETIENNE CASTIAUX
--------------------------------------
ETIENNE CASTIAUX



/s/ GOORT GELTEN
--------------------------------------
GOORT GELTEN



/s/ LOEK VAN DEN BOOG
--------------------------------------
LOEK VAN DEN BOOG



/s/ FREDRICK DUMAS
--------------------------------------
FREDRICK DUMAS

UNICO PORTFOLIO LTD.

By:   /s/
      --------------------------------
      Name:
      Title:

      FICS GROUP N.V.
      (for the limited purposes set forth herein)

By:   /s/
      --------------------------------
      Name:
      Title:

                                   Schedule 1
                                   ----------

PURCHASER                                                         PERCENTAGE
---------                                                         ----------
Michel Akkermans                                                    43.40
PAMICA N.V.                                                         17.05
General Atlantic Partners 20, L.P.                                  23.99
GAP Coinvestment Partners, L.P.                                      3.41
General Atlantic Partners 52, L.P.                                   .53
GIMV N.V.                                                            6.34
Guy Moons                                                            .27
Steven Van Rossen                                                    .05
Nadine Quaeyhaegens                                                  .14
Etienne Castiaux                                                     .14
Goort Gelten                                                         1.71
Frederick Dumas                                                      .34
Loek van den Boog                                                    .92
UNICO PORTFOLIO Ltd.                                                 1.71
                      TOTAL                                        100.00%